   As filed with the Securities and Exchange Commission on January 12, 1999
                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                          SELECT COMFORT CORPORATION

            (Exact name of registrant as specified in its charter)

            MINNESOTA                                    41-1597886
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

6105 TRENTON LANE NORTH, SUITE 100
         MINNEAPOLIS, MN                                     55442
 (Address of Principal Executive                           (Zip Code)
             Offices)

                             --------------------

             SELECT COMFORT CORPORATION 1997 STOCK INCENTIVE PLAN

          SELECT COMFORT CORPORATION 1990 OMNIBUS STOCK OPTION PLAN
                           (Full title of the plan)
                             --------------------

                              DANIEL J. MCATHIE
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                      CHIEF OPERATING OFFICER AND SECRETARY
                           SELECT COMFORT CORPORATION
                      6105 TRENTON LANE NORTH, SUITE 100
                             MINNEAPOLIS, MN 55442
                                (612) 551-7000
                     (Name, address and telephone number,
                  including area code, of agent for service)

                             --------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                             --------------------

                        CALCULATION OF REGISTRATION FEE

  TITLE OF SECURITIES TO BE       AMOUNT TO BE        PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
         REGISTERED               REGISTERED(1)           PRICE PER UNIT(2)            OFFERING PRICE(2)          REGISTRATION FEE
 ---------------------------      -------------       -------------------------    --------------------------     ----------------
 Common Stock, $.01 par             2,514,167                 $13.86                     $34,841,734                 $9,686.00
 value per share

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to options to be granted under the plans, on the basis of the average between the high and low sales prices of the Registrant's Common Stock on January 7, 1999 on the over-the-counter market, as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART I

                             INFORMATION REQUIRED
                       IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                   PART II

                             INFORMATION REQUIRED
                        IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Select Comfort Corporation (the "Registrant" or the "Company") (File No. 0-25121) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Registration Statement on Form S-1 (File No. 333-62793), together with all amendments thereto, which was declared effective by the Commission on December 3, 1998 (the "S-1 Registration Statement").

     (2) The Company's Prospectus, dated December 4, 1998, filed with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the S-1 Registration Statement, in which there are set forth audited consolidated financial statements for the Registrant for the three-year period ended January 3, 1998 and the nine-month period ended October 3, 1998.

     (3) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 30, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Mark A. Kimball, a member of Oppenheimer Wolff & Donnelly LLP, beneficially owns 2,000 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Company's Articles of Incorporation.

     Minnesota Statutes, Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. The Company's Articles of Incorporation also require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

     The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable. No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.


EXHIBIT NO.
-----------
5.1           Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).

23.1          Consent of KPMG Peat Marwick LLP (filed herewith).

23.2          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1          Power of Attorney (included on page 6 of this Registration Statement).


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 8, 1999.


                              SELECT COMFORT CORPORATION


                              By: /s/ H. Robert Hawthorne
                                 ---------------------------------------------
                                   H. Robert Hawthorne
                                   President and Chief Executive Officer
                                   (principal executive officer)


                              By: /s/ Daniel J. McAthie
                                 ---------------------------------------------
                                   Daniel J. McAthie
                                   Executive Vice President, Chief Financial
                                   Officer, Chief Operating Officer and
                                   Secretary
                                   (principal financial and accounting officer)


                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints H. Robert Hawthorne and Daniel J. McAthie, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 8, 1999 by the following persons in the capacities indicated.


 SIGNATURE                              TITLE
 ---------                              -----
 /s/ H. Robert Hawthorne                 President and Chief Executive Officer
--------------------------               and Director
 H. Robert Hawthorne

 /s/ Ervin R. Shames                     Chairman of the Board and Director
--------------------------
 Ervin R. Shames

                                         Director
--------------------------
 Thomas J. Albani

 /s/ Patrick A. Hopf                     Director
--------------------------
 Patrick A. Hopf


                                      6


 /s/ Christopher P. Kirchen              Director
--------------------------
 Christopher P. Kirchen

 /s/ David T. Kollat                     Director
--------------------------
 David T. Kollat

 /s/ Kenneth A. Macke                    Director
--------------------------
 Kenneth A. Macke

 /s/ Jean-Michel Valette                 Director
--------------------------
 Jean-Michel Valette

                              INDEX TO EXHIBITS

NO.       ITEM                                    METHOD OF FILING
---       ----                                    ----------------
 5.1      Opinion of Oppenheimer Wolff &
          Donnelly LLP...........................  Filed herewith.

 23.1     Consent of KPMG Peat Marwick LLP.......  Filed herewith.

 23.2     Consent of Oppenheimer Wolff &
          Donnelly LLP...........................  Included in Exhibit 5.1.

 24.1     Power of Attorney......................  Included on page 6 of this
                                                   Registration Statement.